UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                         MFA Mortgage Investments, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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

                                     [LOGO]
                                       MFA
                           MORTGAGE INVESTMENTS, INC.

                                 350 Park Avenue
                                   21st Floor
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

To the Stockholders of MFA Mortgage Investments, Inc.:

      The 2003 Annual Meeting of Stockholders of MFA Mortgage Investments, Inc. (the "Company") will be held at the Regency Hotel, 540 Park Avenue, New York, New York, on Tuesday, May 20, 2003, at 10:00 a.m., New York City time, for the following purposes:

            (1) To elect two Class II Directors to serve on the Company's Board of Directors for a term of three years;

            (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

            (3) To transact such other business as may properly come before the 2003 Annual Meeting or any postponements or adjournments thereof.

      The close of business on April 1, 2003 has been fixed by the Company's Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2003 Annual Meeting or any postponements or adjournments thereof.

      We hope all stockholders who can do so will attend the 2003 Annual Meeting in person. Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope provided for that purpose or, in the alternative, instruct the proxies for the 2003 Annual Meeting how to vote your common stock in the Company by telephone or via the internet. By returning your proxy promptly, either by mail, telephone or the internet, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the 2003 Annual Meeting. If you attend the 2003 Annual Meeting, you may revoke your proxy and vote your shares in person.

      THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

                                              By Order of the Board of Directors


                                              /s/ Ronald A. Freydberg

                                              Ronald A. Freydberg
                                              Secretary

New York, New York
April 9, 2003

                                     [LOGO]
                                       MFA
                           MORTGAGE INVESTMENTS, INC.

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003

      This Proxy Statement is being furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors of MFA Mortgage Investments, Inc., a Maryland corporation (the "Company"), for use at its 2003 Annual Meeting of Stockholders to be held on May 20, 2003 (the "Annual Meeting") at the Regency Hotel, 540 Park Avenue, New York, New York, at 10:00 a.m., New York City time, or at any postponements or adjournments thereof.

      Stockholders are requested to complete, date and sign the enclosed proxy card (the "Proxy") and return it in the postage-prepaid envelope provided. Alternatively, stockholders may instruct the proxies for the Annual Meeting how to vote their shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), by using the toll-free telephone number or the internet voting web site provided for this purpose. Specific voting instructions regarding the telephone and internet voting options are included on the enclosed Proxy. Stockholders who vote by telephone or via the internet do not need to return their Proxy.

      Valid Proxies will be voted as specified thereon at the Annual Meeting. Any stockholder giving a Proxy in the accompanying form or by using the toll-free telephone number or the internet voting web site retains the power to revoke such Proxy at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or upon request if the stockholder attends the Annual Meeting and chooses to vote in person. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Annual Meeting to be effective. If a Proxy is properly signed, returned without specifying any instructions and not revoked prior to the Annual Meeting, the shares represented by such Proxy will be voted FOR the election of the nominees to serve as Class II Directors until the 2006 Annual Meeting of Stockholders and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

      This Proxy Statement, the Notice of Annual Meeting of Stockholders and the Proxy are first being sent to stockholders on or about April 9, 2003.

                                  ANNUAL REPORT

      This Proxy Statement is accompanied by the Annual Report to Stockholders of the Company for the year ended December 31, 2002, including financial statements audited by PricewaterhouseCoopers LLP, the Company's independent auditors for 2002, and their report thereon, dated February 3, 2003.

                        VOTING SECURITIES AND RECORD DATE

      Holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held of record at the close of business on April 1, 2003 (the "Record Date") with respect to the election of two Class II Directors to serve on the Company's Board of Directors for a term of three years, the ratification and appointment of Ernst & Young LLP as the Company's independent auditors for 2003 and any other proposal for stockholder action as may properly come before the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purposes of determining whether a quorum is present at the Annual Meeting and each is tabulated separately. The shares of Common Stock represented by valid Proxies that abstain with respect to any matter will not be counted as an affirmative vote in determining whether the requisite vote of the shares were cast in favor of that matter.

      The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of the two nominees to serve as Class II Directors, a plurality of the shares of Common Stock, present or represented by Proxy at the Annual Meeting; and (ii) for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2003, a majority of the shares of Common Stock, present or represented by Proxy at the Annual Meeting.

      As of the Record Date, the Company had issued and outstanding 46,354,605 shares of Common Stock.

                            1. ELECTION OF DIRECTORS

Board of Directors

      Pursuant to the Company's Amended and Restated Articles of Incorporation and Bylaws, the Board of Directors of the Company is to be comprised of seven Directors. The Board of Directors currently consists of six Directors, Stewart Zimmerman, Stephen R. Blank, Michael L. Dahir, Alan L. Gosule, George H. Krauss and W. David Scott, and is divided into three classes, with Mr. Blank constituting one of the two Class I Directors (the other Class I Director position is currently vacant as a result of the retirement of Michael B. Yanney from the Board of Directors in March, 2003), Messrs. Dahir and Krauss constituting the Class II Directors and Messrs. Zimmerman, Gosule and Scott constituting the Class III Directors. One class of Directors is elected at each annual meeting of the Company's stockholders for a term of three years. The term of the Class II Directors expires at the 2003 Annual Meeting. The terms of the other two classes of Directors expire at the 2004 Annual Meeting of Stockholders (Class III Directors) and the 2005 Annual Meeting of Stockholders (Class I Directors).

      On March 6, 2003, Mr. Yanney, who served as Chairman of the Board of Directors, retired from service on the Board of Directors. Mr. Zimmerman, Chief Executive Officer, President and a Director of the Company, was appointed by the Board of Directors to replace Mr. Yanney as Chairman of the Board of Directors. Following the identification of a suitable candidate by the Nominating Committee to fill the vacancy created by Mr. Yanney's retirement from the Board of Directors, it is anticipated that such candidate will be appointed to the Board of Directors in accordance with the Company's Bylaws.

      Messrs. Dahir and Krauss have been nominated by the Board of Directors for election as Class II Directors by the holders of Common Stock at the Annual Meeting to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares of Common Stock represented by properly executed Proxies will be voted by the Proxy holders FOR the election of Messrs. Dahir and Krauss, unless authority to so vote is withheld. If the candidacy of Messrs. Dahir or Krauss should, for any reason, be withdrawn, the Proxy holders will vote in favor of such substituted nominee (if any) as shall be designated by the Proxy holders. The Board of Directors has no reason to believe that Messrs. Dahir or Krauss will be unable or unwilling to serve as Class II Directors if elected.

Nominees for Election as Class II Directors

      The following information is furnished regarding the nominees for election as Class II Directors by the holders of Common Stock.

      Michael L. Dahir, 54, has served as a Director of the Company since 1998. From 1988 to present, Mr. Dahir has been the President and Chief Executive Officer of Omaha State Bank in Omaha, Nebraska. From 1974 to 1988, Mr. Dahir held various positions with Omaha National Bank, including Vice President, investment department head, Senior Vice President and Chief Financial Officer of FirsTier Holding Company, which acquired Omaha National in 1984. Mr. Dahir is Chairman of the Jesuit Provincial Office in Milwaukee, Wisconsin, serves on the board of Catholic Charities and is the president of the Omaha, Nebraska chapter of Legatus.

      George H. Krauss, 61, has served as a Director of the Company since 1997. Mr. Krauss has been a consultant to America First Companies, L.L.C. ("America First") since 1997. From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as that firm's managing partner from 1983 to 1993. Mr. Krauss has extensive experience in corporate, merger and acquisition and regulatory matters. In addition to his legal education, Mr. Krauss has a Masters of Business Administration and is a registered Professional Engineer. Mr. Krauss currently serves as a member of the boards of directors of Gateway, Inc. and West Corporation.

      The Board of Directors recommends a vote FOR the election of Messrs. Dahir and Krauss as Class II Directors of the Company.

Continuing Class I Director

      The following information is furnished regarding the Company's Class I Director (who will continue to serve on the Board of Directors until the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified).

      Stephen R. Blank, 57, has served as a Director of the Company since 2002. Since 1998, Mr. Blank has been Senior Resident Fellow, Finance, at the Urban Land Institute, a non-profit education and research institute which studies land use and real estate developmental policy ("ULI"). Prior to joining ULI, Mr. Blank served from 1993 to 1998 as

Managing Director - Real Estate Investment Banking of CIBC Oppenheimer Corp. From 1989 to 1993, Mr. Blank was Managing Director of Cushman & Wakefield, Inc.'s Real Estate Corporate Finance Department. From 1979 to 1989, Mr. Blank served as Managing Director - Real Estate Investment Banking of Kidder, Peabody & Co. From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group. Mr. Blank also serves as a member of the boards of directors of WestCoast Hospitality Corporation and BNP Residential Trust, Inc. and a member of the boards of trustees of Atlantic Realty Trust and Ramco-Gershenson Properties Trust. Since 1998, Mr. Blank has also been an adjunct professor for the Executive MBA Program at the Columbia University Graduate School of Business.

Continuing Class III Directors

      The following information is furnished regarding the Company's Class III Directors (who will continue to serve on the Board of Directors until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified).

      Stewart Zimmerman, 58, has served as Chief Executive Officer, President and a Director of the Company since 1997 and was appointed Chairman of the Board of Directors in March, 2003. From 1989 through 1997, he initially served as a consultant to The America First Companies and then became Executive Vice President of America First. During this time he held a number of positions:
President and Chief Operating Officer of America First REIT, Inc., and President of several America First mortgage funds, including America First Participating/Preferred Equity Mortgage Fund, America First PREP Fund 2, America First PREP Fund II Pension Series Limited Partnership, Capital Source L.P., Capital Source II L.P.-A, America First Tax Exempt Mortgage Fund Limited Partnership and America First Tax Exempt Fund 2-Limited Partnership. From 1986 through 1989, Mr. Zimmerman served as a Managing Director and Director of Security Pacific Merchant Bank. From 1982 through 1986 Mr. Zimmerman served as First Vice President of EF Hutton & Company, Inc. From 1980 through 1982, Mr. Zimmerman was employed by First Pennco Securities and Cralin & Company. From 1977 to 1980, he served as Vice President of Lehman Brothers. Prior to that time, Mr. Zimmerman was an officer of Bankers Trust Company as well as Vice President of Zenith Mortgage Company.

      Alan L. Gosule, 62, has served as a Director of the Company since 2001. Mr. Gosule is a partner in the law firm of Clifford Chance US LLP in New York, New York and has practiced law with that firm and its predecessors since 1991. He serves as the Chairman of the firm's Real Estate Practice for the Americas region. Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow. Mr. Gosule also serves as a member of the boards of directors of Home Properties of New York, Inc., Simpson Housing Limited Partnerships and Colonnade Partners.

      W. David Scott, 41, has served as a Director of the Company since 1998. Mr. Scott is President and Chief Executive Officer of Magnum Resources, Inc., a privately held corporation that focuses on commercial real estate, a position he has held since 1994. Mr. Scott was Vice President and Director of Cornerstone Bank Group from 1991 to 1994 and prior to that was an accountant with Peter Kiewit Sons', Inc. Mr. Scott serves as a member of the boards of Brownell-Talbot School, Boy Scouts of America and Hastings College.

      Vacancies occurring on the Board of Directors as a result of (i) the removal from office, resignation, retirement, death or disqualification of a Director may be filled by either the stockholders of the Company or a majority of the remaining Directors and (ii) an increase in the number of Directors serving on the Board of Directors may be filled by either the stockholders of the Company or a majority of the entire Board of Directors.

      There is no familial relationship among any of the members of the Board of Directors or executive officers of the Company, except that Ronald A. Freydberg, the Company's Executive Vice President and Secretary, and William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer, are brothers-in-law.

                    2. RATIFICATION OF APPOINTMENT OF AUDITOR

      On March 13, 2003, the Company terminated its relationship with PricewaterhouseCoopers LLP, its then independent auditors, and retained Ernst & Young LLP as its new independent auditors for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand L.L.P., had served as the Company's independent auditors since the Company was formed in 1997. The Board of Directors and the Audit Committee of the Board of Directors approved the Company's change in independent auditors.

      The Board of Directors is requesting that the Company's stockholders ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. In the event that ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of the shares of Common Stock, the Board of Directors will review its future selection of auditors.

      The audit reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the two most recent fiscal years and through March 13, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and through March 13, 2003, there have been no reportable events as described under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

      The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing paragraph prior to filing its Current Report on Form 8-K containing such disclosure with the Securities and Exchange Commission ("SEC") and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of PricewaterhouseCoopers LLP's letter to the SEC expressing its agreement with the above statements, dated March 19, 2003, is filed as Exhibit
16.1 to the Company's Current Report on Form 8-K, dated March 19, 2003.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Audit Fees

      PricewaterhouseCoopers LLP billed the Company (i) an aggregate of $130,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during 2002 and (ii) an aggregate of $108,200 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during 2001.

Audit-Related Fees

      PricewaterhouseCoopers LLP billed the Company an aggregate of $51,600 and $77,535 in fees for assurance and related services, which were reasonably related to the performance of the audit or review of the Company's financial statements and were not otherwise disclosed under "Audit Fees" above, for the fiscal years ending December 31, 2002 and 2001, respectively. These services included the issuance of comfort letters and consents for filings with the SEC.

Tax Fees

      PricewaterhouseCoopers LLP billed the Company an aggregate of $83,000 and $51,000 in fees for professional services relating to tax compliance, tax advice and tax planning for the fiscal years ending December 31, 2002 and 2001, respectively. These services included income tax compliance and related tax services.

Financial Information Systems Design and Implementation Fees

      PricewaterhouseCoopers LLP did not perform any professional services for the Company during the fiscal years ended December 31, 2002 and 2001, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing our local area network or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to PricewaterhouseCoopers LLP during 2002 or 2001 for these types of services.

All Other Fees

      PricewaterhouseCoopers LLP did not perform any other services for the Company during the fiscal years ended December 31, 2002 and 2001.

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

                  BOARD OF DIRECTORS, COMMITTEE MEETINGS, AUDIT
                 COMMITTEE REPORT AND COMPENSATION OF DIRECTORS

Board of Directors and Committees of the Board of Directors

      The Board of Directors conducts its business through meetings of the Board of Directors and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2002, the Board of Directors held eight meetings and acted once by written consent in lieu of a meeting. Each of the Company's Directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2002.

      The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

      Audit Committee. Stephen R. Blank (Chairman), Michael L. Dahir and W. David Scott are currently the members of the Audit Committee. The Audit Committee, which met four times in 2002, engages independent auditors, reviews with independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the auditors, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal controls, accounting and reporting practices and assesses the quality and integrity of the Company's consolidated financial statements. The Company's Bylaws require that the entire Audit Committee be comprised of Directors who are not employees of the Company (each, a "Non-Employee Director").

      Compensation Committee. W. David Scott (Chairman), Stephen R. Blank and Michael L. Dahir are currently the members of the Compensation Committee. The Compensation Committee, which met four times during 2002, determines the compensation of the Company's executive officers and the administration of the Company's Amended and Restated 1997 Stock Option Plan (the "Stock Option Plan"). The Company's Bylaws require that at least 50% of the members of the Compensation Committee be Non-Employee Directors.

      Nominating Committee. Michael L. Dahir (Chairman), Stephen R. Blank and W. David Scott are currently the members of the Nominating Committee. The Nominating Committee, which was formed in October, 2002, did not meet during 2002. The Nominating Committee is responsible for, among other things, recommending to the Board of Directors individuals to serve as the Company's Directors. The Nominating Committee may also consider nominees for election as Directors made by stockholders.

Report of the Audit Committee

      The Audit Committee of the Board of Directors is currently comprised of three Non-Employee Directors, each of whom is also independent for purposes of the rules and listing standards of the New York Stock Exchange (the "NYSE"). The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. A copy of the Audit Committee's charter is included as Appendix A to this Proxy Statement.

      Management is responsible for the preparation of the Company's financial statements and for the maintenance of the Company's financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

      In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 with management of the Company and with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for the fiscal year ended December 31, 2002. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company's financial position and results of its operations. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees", which included a discussion of PricewaterhouseCoopers LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

      PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and the Audit Committee has held discussions with PricewaterhouseCoopers LLP regarding such auditor's independence. The Audit Committee has further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services to the Company referenced elsewhere in this Proxy Statement was compatible with the maintenance of such auditor's independence.

      Based upon the Audit Committee's discussions with management and PricewaterhouseCoopers LLP and the Audit Committee's review of the representations of management and the disclosures by PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                                 Audit Committee

                           Stephen R. Blank, Chairman
                                Michael L. Dahir
                                 W. David Scott

                              DIRECTOR COMPENSATION

Compensation of Directors

      The Company pays an annual fee of $30,000 to the Non-Employee Directors, of which $15,000 is paid in cash and $15,000 is paid in the form of shares of Common Stock. Non-Employee Directors who serve as a Chairman of a committee of the Board of Directors are paid an additional annual fee of $5,000. The number of shares of Common Stock issued to the Non-Employee Directors is based on the fair market value of the Common Stock at the date of issuance. Non-Employee Directors are eligible to participate in the Company's 2003 Nonemployee Directors' Deferred Compensation Plan which allows participants to elect to defer receipt of 50% or 100% of their $30,000 annual fee. Directors are also eligible to receive grants of stock options and dividend equivalent rights ("DERs") under the Stock Option Plan. The Non-Employee Directors also receive a fee of $1,000 for each annual, quarterly or special meeting of the Board of Directors that they attend and $500 for telephonic meetings of the Board of Directors in which they participate. Directors who are employees of the Company are not paid a director fee. The Company reimburses all Directors for travel and other expenses incurred in connection with their activities on behalf of the Company.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The following table sets forth certain information regarding the annual and long-term compensation paid to the Company's Chief Executive Officer and the other executive officers of the Company whose total salary and bonus paid with respect to acting as an executive officer of the Company during 2002 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                              Annual Compensation(1)(2)
                                                           -------------------------------
          Name and Principal
               Positions                        Year          Salary($)        Bonus($)
---------------------------------------    -------------   --------------   --------------
Stewart Zimmerman,                              2002          $533,333         $356,816
  Chairman of the Board of Directors,           2001          $283,968         $233,998
  Chief Executive Officer and President         2000          $282,593         $ 55,000

Ronald A. Freydberg,                            2002          $403,333         $231,191
   Executive Vice President and                 2001          $155,333         $174,725
   Secretary                                    2000          $150,000         $ 49,000

William S. Gorin,                               2002          $403,333         $231,191
  Executive Vice President, Chief               2001          $101,250         $126,975
  Financial Officer and Treasurer

Teresa D. Covello,                              2002          $136,250         $ 78,441
  Senior Vice President, Chief                  2001(3)       $ 31,250         $  8,000
  Accounting Officer and Controller

----------

1 All salaries and bonuses to the Named Executive Officers for: (i) 2002 were paid by the Company and (ii) 2001 and 2000 were paid by America First for services rendered to America First Mortgage Advisory Corporation, the Company's former external advisor (the "Advisor"), in connection with the day-to-day operation of the Company. Other than the salary and bonus amounts set forth above, no Named Executive Officer received any other form of annual compensation required to be reported under the rules of the SEC.

2 The amount of salary and bonus paid to Mr. Gorin in 2001 set forth above represents the allocable portion of the annual salary and bonus paid to him by America First in 2001 which was attributable to the services performed by him for the Advisor. Beginning in the fourth quarter of 2001, Mr. Gorin was employed on a full-time basis by the Advisor. For 2000, the amount of salary and bonus paid to Mr. Gorin by America First for services performed by him for the Advisor was below the $100,000 threshold for reporting established by the rules of the SEC.

3 Ms. Covello joined the Company as Senior Vice President and Controller on October 1, 2001.

Options/SAR Grants in Last Fiscal Year

      No options were granted to any of the Named Executive Officers during 2002. The Company does not maintain any plan that awards restricted stock or stock appreciate rights ("SARs") to its officers or employees.

Aggregated Option/SAR Exercises in Last
Fiscal Year and Fiscal Year-End Option/SAR Values

      No options were exercised during 2002 by any of the Named Executive Officers. The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers on December 31, 2002.

                                                              Number of Securities
                                                             Underlying Unexercised          Value of Unexercised
                              Shares                         Options/SARs at Fiscal      In-the-Money Options/SARs at
                             Acquired                             Year-End(#)                Fiscal Year-End($)(2)
                                On           Value        ----------------------------   ----------------------------
      Name(1)               Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable   Unexercisable
-------------------         -----------    -----------    -----------    -------------    -----------   -------------
Stewart Zimmerman               --             --           200,000           --            $352,500         --
Ronald A. Freydberg             --             --           145,000           --            $264,375         --
William S. Gorin                --             --            88,750           --             $30,844         --
Teresa D. Covello               --             --              --             --                --           --

----------

1     No stock appreciation rights are held by any of the Named Executive
      Officers.

2 In accordance with the rules of the SEC, values are calculated by subtracting the exercise price of an option from the fair market value of the underlying common stock. At December 31, 2002, the exercise prices of all outstanding options ranged from $4.875 to $9.375. For purposes of this table, fair market value of the Common Stock is deemed to be $8.40, the closing price of the Common Stock reported on the NYSE on December 31, 2002.

Long-Term Incentive Plans and Other Matters

      On December 19, 2002, the Company's Board of Directors adopted the Company's 2003 Nonemployee Directors' Deferred Compensation Plan and 2003 Senior Officers' Deferred Bonus Plan (collectively, the "Deferred Plans"). Under the Deferred Plans, Non-Employee Directors and officers of the Company may elect to defer a percentage of their compensation earned subsequent to December 31, 2002. The Deferred Plans are intended to provide Non-Employee Directors and officers of the Company with an opportunity to defer up to 100% of certain compensation, as defined in the Deferred Plans, while at the same time aligning their interests with the interests of stockholders. Under the Deferred Plans, amounts deferred are deemed to be converted into "stock units" of the Company, which do not represent capital stock of the Company, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock. Deferred amounts increase or decrease in value as would equivalent shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time. The Deferred Plans are non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and are not funded. Prior to the time that the deferred accounts are settled, participants are unsecured creditors of the Company.

      The Company also maintains the Stock Option Plan which was originally adopted on December 12, 1997 and amended and restated on March 8, 2001. The Stock Option Plan authorizes the Compensation Committee to grant Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended, Non-Qualified Stock Options ("NQSOs") and DERs to Directors, officers and employees of the Company. Certain other persons providing services to the Company are also eligible to receive grants of NQSOs and DERs pursuant to the provisions of the Stock Option Plan. Upon the recommendation of the Compensation Committee, all eligible participants may be awarded options and DERs under the Stock Option Plan as determined and approved by a majority of the members of the Compensation Committee.

      Holders of stock options have the right to acquire shares of Common Stock at an exercise price set at the time the stock option is granted. The exercise price for any stock options granted to eligible participants under the Stock Option Plan may not be less than the fair market value of the Common Stock on the day of the grant. Pursuant to the Stock Option Plan, stock options expire if not exercised ten years after the date granted. The holder of a DER is entitled to receive a cash payment equal to the dividend distribution paid on each share of Common Stock that is subject to an outstanding stock option. DERs terminate upon the exercise or expiration of the stock option relating to such share of Common Stock.

      As of April 1, 2003, under the Stock Option Plan, there were outstanding
(i) options to acquire a total of 460,000 shares of Common Stock at a purchase price of $9.375 per share and a total of 100,000 shares of Common Stock at a purchase price of $4.875 per share and (ii) a total of 452,500 DERs, which were attached to an equal number of outstanding stock options. During 2002, no stock options were granted, 90,000 stock options were exercised and 60,000 stock options expired or were terminated. The Stock Option Plan authorizes the granting of options to purchase an aggregate of up to 1,400,000 shares of Common Stock. As of April 1, 2003, options for 580,000 shares of Common Stock remained available for grant to eligible participants under the Stock Option Plan. During 2002, the Company did not reprice any outstanding stock options for any of the Named Executive Officers.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      The Company entered into new employment agreements with the Named Executive Officers during 2002, which were effective as of August 1, 2002 with respect to Messrs. Zimmerman, Freydberg and Gorin and as of October 1, 2002 with respect to Ms. Covello.

      The employment agreements for Messrs. Zimmerman, Freydberg and Gorin, which took effect on August 1, 2002, provide that the annual salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin will be equal to 0.25%, 0.20% and 0.20%, respectively, of the Company's tangible net worth, which will be calculated on a semi-annual basis on each June 30 and December 31. In the event that the Company's annualized return on equity for any given six-month period were to fall below 10%, the salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin with respect to the following six-month period would be adjusted downward to equal (i) 0.2375%, 0.19% and 0.19%, respectively, of the Company's tangible net worth if the Company's annualized return on equity was between 10% and 5% and (ii) 0.225%, 0.18% and 0.18%, respectively, of the Company's tangible net worth if its annualized return on equity was less than 5%. Notwithstanding the foregoing, the annual base salaries payable to Messrs. Zimmerman, Freydberg and Gorin pursuant to the employment agreements will in no event exceed $1,000,000, $750,000 and $750,000, respectively. In addition, the employment agreements provide for a performance bonus to be paid to Messrs. Zimmerman, Freydberg and Gorin based on the determination of the Compensation Committee as to the amount, manner and timing of such bonus payment. The employment agreements for Messrs. Zimmerman, Freydberg and Gorin each have a term of three years, subject to earlier termination in certain circumstances. Each of the employment agreements for Messrs. Zimmerman, Freydberg and Gorin also provides that, upon the occurrence of a change in control of the Company, each of Messrs. Zimmerman, Freydberg and Gorin, respectively, is eligible for the following benefits if their employment is terminated, if they resign for any reason within three months of a change in control, or if they are terminated for any reason other than for cause or due to the their resignation of employment for good reason within twelve months of a change in control: (a) a sum equal to 300% of their respective then current base salary and bonus for the preceding year, (b) all of their respective stock options shall immediately vest and become exercisable for a period of 90 days from the date of termination and (c) they shall each continue to participate in all health, life insurance, retirement and other benefit programs at the Company's expense for the balance of the term of their respective employment agreement. Each of Messrs. Zimmerman, Freydberg and Gorin is eligible to participate in the Stock Option Plan, the options of which are granted at the discretion of the Compensation Committee, and the Company's 2003 Senior Officers' Deferred Bonus Plan.

      The employment agreement for Ms. Covello, which took effect on October 1, 2002, provides for an annual salary of $140,000 and an opportunity to earn a performance bonus as determined appropriate by the Chief Executive Officer or the Chief Financial Officer and approved by the Compensation Committee. The employment agreement for Ms. Covello has a term of one year, subject to earlier termination in certain circumstances. Subject to certain provisions in the agreement, upon the occurrence of a change in control of the Company, Ms. Covello is eligible for the following benefits if she is terminated without cause within two months, resigns her employment for any reason within three months of a change in control or is terminated for any reason other than for cause or resigns for good reason within twelve months of a change in control:
(a) an amount equal to nine months of her base salary plus 75% of the prior year's bonus, (b) all of her stock options shall immediately vest and become exercisable for a period of 90 days from the date of termination, subject to certain conditions and (c) she shall continue to participate in all health, life insurance, retirement and other benefit programs at the Company's expense for the balance of the term of her employment agreement. Ms. Covello is also eligible to participate in the Stock Option Plan, the options of which are granted at the discretion of the Compensation Committee, and the Company's 2003 Senior Officers' Deferred Bonus Plan.

Report of the Compensation Committee
on Executive Compensation

      This report is presented to describe the compensation policies applied by the Compensation Committee of the Board of Directors with regard to the Company's executive officers and the basis for the compensation of Stewart Zimmerman, the Company's Chief Executive Officer, for the year 2002.

      The primary objectives of the Compensation Committee's compensation program are to provide a level of compensation to the Company's executive officers that will attract and retain well-qualified individuals, to structure their compensation packages so that a significant portion is tied to incentives and achieving specific targets and to align the interests of such executive officers with those of the Company's stockholders through compensation incentives.

      During 2002, the Compensation Committee undertook an evaluation of the compensation packages then being offered by the Company to the Named Executive Officers. In connection with its evaluation, the Compensation Committee retained an independent compensation consultant to assist the Compensation Committee's assessment of, and to provide market information regarding, the compensation packages offered to executive officers at other comparable companies within the Company's industry. The Compensation Committee met several times during 2002, both separately from, and together with, the compensation consultant, and, based upon its evaluation, ultimately determined that the structure and substance of the compensation packages being offered to the Named Executive Officers should be revised to be more in line with those currently available elsewhere in the marketplace. The Compensation Committee then entered into negotiations with the Named Executive Officers to structure new employment agreements for these individuals and, upon the conclusion of these negotiations, recommended to the Board of Directors that the new employment agreements for the Named Executive Officers be approved. Based on this recommendation of the Compensation Committee, the Board of Directors approved the new employment agreements for the Named Executive Officers.

      Executive Officer Compensation. The Compensation Committee reviews the compensation packages and employment agreements of the Named Executive Officers and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee may also grant awards of stock options and DERs to the Company's executive officers in order to provide an incentive to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company. Such awards also encourage executive officers to remain employed with the Company and assist the Company in its efforts to attract new executive officers as the need arises. Upon the recommendation of the Compensation Committee, the Board of Directors approves employment agreements, awards stock options and DERs to the Company's executive officers and determines, as applicable, the terms of such awards. During 2002, no stock options or DERs were awarded to the Company's executive officers under the Stock Option Plan.

      Compensation of CEO. Stewart Zimmerman, the Company's Chief Executive Officer, is compensated pursuant to an employment agreement that became effective August 1, 2002 (the "CEO Employment Agreement"), a copy of which has been publicly filed with the SEC. The CEO Employment Agreement was negotiated by the Compensation Committee on behalf of the Company, after discussions with the independent compensation consultant, and approved by the Board of Directors upon the recommendation of the Compensation Committee. For the year ended December 31, 2002, Mr. Zimmerman, as Chief Executive Officer of the Company, received a base salary of $533,333 and a performance bonus of $356,816, which partially reflected the payment provisions of Mr. Zimmerman's prior employment agreement which was in effect until July 31, 2002. Mr. Zimmerman's previous employment agreement provided for an annual base salary of $300,000 and a portion of a minimum annual bonus pool of $265,000, as well as an additional bonus pool equal to 0.65% of the additional equity capital raised. The Compensation Committee awarded Mr. Zimmerman's bonus for 2002, which was based in part on his prior employment agreement, based on an assessment by the Compensation Committee of Mr. Zimmerman's performance with respect to specified goals and objectives, which included both qualitative and quantitative factors. The Compensation Committee believes that the CEO Employment Agreement is consistent in structure and substance to the compensation packages offered to chief executive officers of other comparable companies in the Company's industry. The Compensation Committee will continue to monitor compensation packages in the industry to ensure that the CEO Employment Agreement remains comparable to compensation structures throughout the industry.

      Compliance with Section 162(m) of the Internal Revenue Code. Current tax laws impose an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to its executive officers. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

                             Compensation Committee

                            W. David Scott, Chairman
                                Stephen R. Blank
                                Michael L. Dahir

Compensation Committee Interlocks
and Insider Participation

      There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             SHARE PERFORMANCE GRAPH

      The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on April 13, 1998, the date on which the Common Stock commenced trading on the NYSE, through December 31, 2003. The following graph reflects stock price appreciation and the value of dividends paid on the Common Stock and for each of the comparative indices.

                          [PERFORMANCE CHART OMITTED]

                                                                                     December 31:
                                                  April 13,    ------------------------------------------------------
                                                    1998         1998        1999        2000        2001       2002
                                                    ----         ----        ----        ----        ----       ----
MFA Mortgage Investments, Inc...............        $100       $ 55.68     $ 64.06     $ 76.40     $152.32    $167.58
Mortgage REIT Peer Group(1).................        $100       $ 60.37     $ 68.54     $ 82.20     $159.53    $199.14
Standard & Poor's Composite 500 Index.......        $100       $112.03     $135.60     $123.26     $108.61    $ 84.61

----------

1 The Mortgage REIT Peer Group consists of Redwood Trust, Inc., Thornburg Mortgage, Inc., American Residential Investment Trust, Inc. and Annaly Mortgage Management, Inc.

      The foregoing information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness can be guaranteed. There can be no assurance that the Company's share performance will continue into the future with trends the same or similar to those depicted in the graph or the table above. The Company will not make or endorse any predictions as to future share performance.

      The foregoing Report of Audit Committee, Report of the Compensation Committee on Executive Compensation and Share Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such reports or graph by reference and shall not otherwise be deemed filed under such acts.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock ("10% Holders") to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by the SEC's regulations to furnish the Company with copies of all
Section 16(a) forms and amendments thereto filed during any given year.

      Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to the Company and written representations from the Company's Directors, executive officers and 10% Holders that no other reports were required to be filed, the Company believes that for the year ended December 31, 2002 the Company's Directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them, except that Stephen R. Blank, a Director of the Company, filed a delinquent Statement of Initial Beneficial Ownership on Form 3 following his appointment to the Board of Directors and Michael L. Dahir and W. David Scott, Directors of the Company, each filed a delinquent Annual Statement of Changes in Beneficial Ownership on Form 5 for the year ended December 31, 2001 regarding their acquisition of Common Stock pursuant to Rule 16b-3 of the Securities Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the Common Stock or (iv) a member of the immediate family of any of the foregoing persons.

Advisor Fees and Advisor Merger

      Prior to December 31, 2001, the Advisor managed the operations and investments of, and performed administrative services for, the Company. Prior to the merger of the Advisor with and into the Company on January 1, 2002 (the "Advisor Merger"), the Advisor was owned directly and indirectly by certain of the Company's Directors and executive officers (see discussion below). For the services and functions provided to the Company, the Advisor received a monthly management fee in an amount equal to 1.10% per annum of the first $300 million of stockholders' equity of the Company, plus 0.80% per annum of the portion of stockholders' equity of the Company above $300 million. The Company also paid the Advisor, as incentive compensation for each calendar quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such quarter exceeded the amount necessary to provide an annualized return on equity equal to the Ten-Year U.S. Treasury Rate plus 1%. For the years ended December 31, 2001 and 2000, the Advisor earned a base management fee of approximately $1,424,000 and $740,000, respectively, and an incentive compensation fee of approximately $2,914,000 and $797,054, respectively. Approximately $511,000 and $519,000 of the incentive compensation fee earned in 2001 and 2000, respectively, was attributable to the gains on the sale of certain of the Company's interests in real property.

      The Company entered into an Agreement and Plan of Merger, dated September 24, 2001 (the "Advisor Merger Agreement"), with the Advisor, America First and the stockholders of the Advisor. In December 2001, the Company's stockholders approved the terms of the Advisor Merger Agreement, which provided for the merger of the Advisor into the Company effective 12:01 a.m. on January 1, 2002. Pursuant to the Advisor Merger Agreement, the Company issued 1,287,501 shares of its Common Stock to the stockholders of the Advisor effective January 1, 2002. As a result, the Company became self-advised commencing January 1, 2002 and, since such time, has directly incurred the cost of all overhead necessary for its operation and administration. The market value of the Common Stock issued in the Advisor Merger, valued as of the consummation of the Advisor Merger in excess of the fair value of the net tangible assets acquired, in an amount of $12,539,000, was charged to operating income of the Company for the year ended December 31, 2001.

      Certain of the Company's Directors and executive officers who were involved in discussions and negotiations relating to the Advisor Merger had, and continue to have, interests that would be affected by the Advisor Merger. At the time of the Advisor Merger, America First owned 80% of the outstanding capital stock of the Advisor. At that time, Michael B. Yanney, the Company's former Chairman of the Board who retired in March 2003, and George H. Krauss, one of the Company's Directors, beneficially owned approximately 57% and 17%, respectively, of America First. In addition, Stewart Zimmerman, the Company's Chairman of the Board, President and Chief Executive Officer, and William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer, collectively owned approximately 3% of America First. At the time of the Advisor Merger, Messrs. Zimmerman, Gorin and Ronald A. Freydberg, the Company's Executive Vice President and Secretary, also owned, in the aggregate, the remaining 20% of the Advisor. Accordingly, the Advisor Merger resulted in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of the Common Stock valued at approximately $11.3 million at the time of the Advisor Merger.

      Because the Advisor Merger was between affiliated parties and may not be considered to have been negotiated in a completely arm's-length manner, the Company's Board of Directors established a special committee of the Board of Directors which consisted of three Non-Employee Directors who had no personal interest in the Advisor Merger, to direct the negotiations relating to the Advisor Merger on the Company's behalf and to consider and make recommendations to the Board of Directors relating to the Advisor Merger.

Management Contracts

      America First Properties Management Company L.L.C. (the "Property Manager") provides property management services for certain of the multifamily properties in which the Company has an interest. The Property Manager also provided property management services to certain properties previously held by the Company. The Property Manager receives a management fee equal to a stated percentage of the gross revenues generated by the Company's properties under management, ranging from 3.5% to 4% of gross revenues. The Property Manager received $412,000, $423,000 and $375,000 for the years ended December 31, 2002, 2001 and 2000, respectively, for property management services provided at properties in which the Company has an interest. The Property Manager is a wholly owned subsidiary of America First.

Investments of the Company

      Prior to the Company liquidating its portfolio of corporate debt securities during 2002, the Company held the corporate debt securities of RCN Corporation ("RCN"), which were purchased between February 1999 and August 2000, and Level 3 Corporation ("Level 3"), which were purchased between August 1998 and August 2000. During the fourth quarter of 2001, the Company recognized an other-than-temporary impairment charge of $2,453,000 on its investment in RCN debt securities, with an aggregate par value of $5,000,000. During the third quarter of 2002, the Company sold all of its RCN debt securities on the open market for an aggregate sale price of $856,000, recognizing a loss of $1,291,000. During the first quarter of 2002, the Company recognized an other-than-temporary impairment charge of $3,474,000 on its investment in Level 3 debt securities, with an aggregate par value of $7,000,000. During the third quarter of 2002, the Company sold all of its Level 3 debt securities on the open market for $4,008,000, realizing a gain of $928,000. Michael B. Yanney, the Company's former Chairman of the Board who retired in March 2003, served on the board of directors of both RCN and Level 3 during 2002. One of the Company's Directors, W. David Scott, is the son of the Chairman of both RCN and Level 3.

Retirement Centers Corporation

      From 1998 until October 2002, the Company held all of the non-voting preferred stock, representing 95% of the ownership and economic interest, in Retirement Centers Corporation ("RCC"), an entity formed in 1998 to hold certain of the Company's property interests. Prior to October 1, 2002, all of the common stock, representing 5% of the ownership and economic interest, in RCC was held by William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer. During 2002, the Board of Directors determined that it would be in the best interests of the Company to purchase Mr. Gorin's interest in RCC and, accordingly, engaged independent appraisers to provide an estimate of the value of the underlying properties. In September 2002, the Board of Directors approved the Company's purchase of Mr. Gorin's interest in RCC after examining the estimates of value and the balance sheets relating to the underlying properties. The Company's purchase of Mr. Gorin's interest in RCC was consummated on October 1, 2002, for a purchase price of $260,000. As a result of this transaction, RCC became a wholly-owned subsidiary of the Company. During the years ended December 31, 2002, 2001 and 2000, the Company received distributions from RCC totaling $237,500, $0 and $98,800, respectively, and Mr. Gorin received distributions of $12,500, $0 and $5,200, respectively.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Common Stock with respect to (i) each person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding shares of Common Stock, (ii) the Named Executive Officers,
(iii) the Company's executive officers, (iv) the Company's Directors and nominees for Director and (v) all Directors and executive officers of the Company as a group.

                          Beneficial Ownership Table(1)

                                                                                  Number of Shares       Percent of
               Name and Business Address of Beneficial Owner(2)                 Beneficially Owned(3)      Class
--------------------------------------------------------------------------      ---------------------    ----------
Stewart Zimmerman.........................................................              349,199                *
Ronald A. Freydberg.......................................................              189,203                *
William S. Gorin..........................................................              225,599                *
Teresa D. Covello.........................................................                7,500                *
Stephen R. Blank..........................................................                2,218                *
Michael L. Dahir..........................................................               13,422                *
Alan L. Gosule............................................................                2,586                *
George H. Krauss..........................................................              136,656(4)             *
W. David Scott............................................................               14,715                *
All executive officers, Directors and director nominees as a group
   (9 persons)............................................................              941,098             2.01%
Wellington Management Company, LLP(5)
   75 State Street
   Boston, Massachusetts 02109............................................            6,328,700            13.68%
Capital Group International, Inc.(6)
   11100 Santa Monica Blvd.
   Los Angeles, CA  90025.................................................            2,375,390              5.1%

----------

*     Less than 1% of class.

1 For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock options. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of Common Stock if such person or entity has or shares either investment or voting power with respect to such shares.

2 The business address of each Director and executive officer is c/o MFA Mortgage Investments, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022.

3 Each Director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

4 Includes 22,223 shares which are owned of record by S. Kyker Krauss, Mr. Krauss's wife.

5 On its Schedule 13G filed with the SEC on February 12, 2003, Wellington Management Company, LLP reported shared voting power with respect to 4,043,800 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 6,328,700 shares of Common Stock beneficially owned by them. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 13.68%, which does not include any shares issued since such percentage was calculated for purposes of the Schedule 13G.

6 On its Schedule 13G filed with the SEC on February 11, 2003, Capital Group International, Inc. reported sole voting power with respect to 1,746,870 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 2,375,390 shares of Common Stock beneficially owned by them. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.1%, which does not include any shares issued since such percentage was calculated for purposes of the Schedule 13G.

                                  OTHER MATTERS

      The Board of Directors knows of no other business that will be presented at the Annual Meeting. The enclosed Proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that Proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the Proxies.

                                  MISCELLANEOUS

      The cost of soliciting Proxies will be borne by the Company. This solicitation is being made primarily by mail, but may also be made by Directors, executive officers and employees of the Company by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or personal interview. No additional compensation will be given to Directors, executive officers or employees for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      Any stockholder who intends to submit a proposal at the 2004 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and proxy card must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, deliver the proposal to the Company no later than December 10, 2003.

      Pursuant to the Company's Bylaws, any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who intends to submit such a proposal at the 2004 Annual Meeting of Stockholders must notify the Company of such proposal by March 21, 2004, but in no event earlier than February 20, 2004.

      Such proposal should be sent to Ronald A. Freydberg, Secretary, at MFA Mortgage Investments, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE
NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO RONALD A. FREYDBERG, SECRETARY, AT MFA MORTGAGE INVESTMENTS, INC., 350 PARK AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022.

                                              By Order of the Board of Directors


                                              /s/ Ronald A. Freydberg

                                              Ronald A. Freydberg
                                              Secretary

New York, New York
April 9, 2003

                                   APPENDIX A

                         MFA MORTGAGE INVESTMENTS, INC.
                             AUDIT COMMITTEE CHARTER

I.    Purpose

The principal purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of MFA Mortgage Investments, Inc. ("MFA") in fulfilling its responsibilities to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of MFA and its subsidiaries, the quality and integrity of MFA's consolidated financial statements, MFA's compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of MFA's external auditors and the performance of MFA's internal audit function.

In discharging its oversight role, the Committee is granted the authority to adopt policies and procedures to ensure that the accounting and reporting practices of MFA are of the highest quality and integrity, including the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of MFA, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

It shall also be the responsibility of the Committee to maintain free and open means of communication among the Board and MFA's external auditors, internal auditors and personnel. Through these lines of communication, the Committee shall monitor any issues or areas that fall within the scope of its duties, purpose or responsibilities that require special attention. MFA's external auditors are ultimately accountable to the Committee and the Board.

II.   Membership

1. The Committee will have at least three members, each of whom shall be appointed by the Board. Each member of the Committee shall be financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) as affirmatively determined by the Board in connection with such member's appointment to the Committee.

2. The Committee shall be composed solely of "independent" directors who have no employment or professional relationship with MFA, who are independent of MFA's management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards, as amended from time to time, of the New York Stock Exchange ("NYSE") and all other applicable laws, rules and regulations of the Securities and Exchange Commission (the "SEC") or other similar governing bodies. The definition of "independent" requires that the Board affirmatively determine that a director to be appointed to the Committee not have any material relationship with MFA or any of its subsidiaries. In addition, the independence of each member of the Committee shall be reviewed on an annual basis by the Board or more frequently as the circumstances dictate. For purposes of the Committee, a director is not independent if:

a) the director receives, directly or indirectly, any consulting, advisory or other compensatory fees from MFA, other than fees for serving in his or her capacity as a member of the Board and as a member of the Board's committees;

b) the Board determines that the director has a material relationship with MFA (either directly or as a partner, stockholder or officer of an organization that has a relationship with MFA) or is otherwise an affiliate of MFA;

c) the director is a former employee of MFA, unless a "cooling-off" period of at least five years after the termination of such employment has elapsed;

d) the director is, or in the past five years has been, affiliated with or employed by a present or former auditor of MFA or an affiliate thereof, unless a "cooling-off" period of at least five years after the termination of either the affiliation or employment with the auditor or the auditing relationship has elapsed;

e) the director is, or in the past five years has been, part of an interlocking directorate in which an executive officer of MFA serves on the compensation committee of the board of directors of another company that employs such director; or

f) the director has an immediate family member in any of the categories listed in (d) or (e) above, unless a "cooling-off" period of at least five years has elapsed since the termination of the applicable relationship or until after such family member is deceased or becomes incapacitated.

3. A director appointed to the Committee may not serve on more than two additional audit committees for publicly listed companies, unless the Board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on MFA's Audit Committee in addition to his or her positions on other such audit committees.

4. The Board shall appoint one member of the Committee to serve as the Chairperson and shall affirmatively determine at the time of such appointment that such member possesses accounting or related financial management expertise.

III.  Responsibilities and Duties

      A.    Financial and Related Reporting

1. The Committee shall, prior to each filing by MFA of a Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC, review with MFA's management and external auditors the interim financial information to be included in the Form 10-Q and review the matters described in Statement on Auditing Standards No. 61, as it may be modified or supplemented, of the American Institute of Certified Public Accountants, Communication with Audit Committees ("SAS 61"). In connection therewith, the Committee shall review any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on MFA's consolidated financial statements and recent or proposed requirements of the SEC, the Financial Accounting Standards Board (the "FASB") or other similar governing bodies.

2. The Committee shall, prior to each filing by MFA of an Annual Report on Form 10-K (the "Form 10-K") with the SEC, review with MFA's management and external auditors the audited financial statements to be included in the Form 10-K and in MFA's annual report to stockholders (the "Annual Report") and review and consider the matters described in SAS 61. In connection therewith, the Committee shall review significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on MFA's consolidated financial statements and recent or proposed requirements of the SEC, the FASB or other similar governing bodies. Following such review, the Committee shall recommend to the Board whether the audited financial statements should be included in the Annual Report or the Form 10-K.

3. The Committee shall meet with MFA's Chief Executive Officer and Chief Financial Officer, prior to their certification of each Form 10-Q or Form 10-K filed with the SEC, and review with such officers their disclosures relating to
(a) all significant deficiencies in the design or operation of internal controls which could adversely affect MFA's ability to record, process, summarize and report financial data and identify any material weakness in internal controls and (b) any fraud, whether or not material, that involves MFA's management or other employees who have a significant role relating to MFA's internal controls.

4. In connection with its review of each Form 10-Q and Form 10-K and prior to issuance of any earnings press release by MFA, the Committee shall review with MFA's management and external auditors the consolidated statements of operations, earnings guidance and other financial information to be included in such earnings press release. Prior to issuance of any release of financial information or earnings guidance to analysts or rating agencies, the Committee shall review with MFA's management and external auditors the financial information or earnings guidance to be included in such release to be provided to analysts or rating agencies.

5. The Committee shall annually issue a written report to the Board, a copy of which shall be included in MFA's proxy statement related to the annual meeting of stockholders, stating whether the Committee has (a) reviewed and discussed the audited financial statements with MFA's management, (b) discussed with MFA's external auditors the matters required to be discussed by SAS 61, (c) received from MFA's external auditors disclosures regarding such auditors' independence required by Independence Standards Board 1 and discussed with such auditors their independence, (d) recommended to the Board that the audited financial statements of MFA be included in the Annual Report and the Form 10-K and (e) such other information as may be required, from time to time, by the rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies.

6. The Committee shall periodically discuss with MFA's external auditors, such auditors' judgments about the quality, not just the acceptability, of MFA's accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of MFA's financial disclosures, the degree of aggressiveness or conservatism of MFA's accounting principles and the underlying estimates and other significant decisions made by MFA's management in preparing the financial disclosures.

7. The Committee shall obtain and review, on an annual basis, a report prepared by MFA's management and/or external auditors setting forth all significant financial reporting issues and judgments made in connection with the preparation of MFA's financial statements, including an analysis of the effects on the financial statements of MFA of any alternative generally accepted accounting principle ("GAAP") methods adopted by MFA, any regulatory and/or accounting initiatives and any off-balance sheet structures and all critical accounting policies and practices MFA uses or expects to use.

      B.    Controls and Compliance

8. The Committee shall periodically review with MFA's management, external auditors and internal auditors (a) the adequacy and effectiveness of MFA's system of internal accounting controls, (b) any recommendations of such external and/or internal auditors with respect to any material weaknesses in MFA's system of internal controls, (c) any material matters or problems with respect to accounting, EDP records, procedures or operations of MFA which have not been resolved to such external and/or internal auditors' satisfaction after having been brought to the attention of management and (d) any material matters or problems with respect to the safeguarding of MFA's assets and limitations on authority of MFA's management relating to, among other things, investments, borrowings and derivative instruments. Such review should also consider the impact of the adequacy and effectiveness of MFA's system of internal accounting controls on MFA's financial reporting on both an annual and quarterly basis.

9. The Committee shall discuss and review policies with respect to risk assessment and risk management, including, but not limited to, (a) guidelines and policies to govern the process by which risk assessment and risk management is undertaken by MFA and its management, (b) the adequacy of MFA's insurance coverage, (c) any uninsured or commercially uninsurable risks, (d) MFA's interest rate risk management, (e) MFA's counter-party and credit risks and (f) any environmental risks relating to MFA.

10. The Committee shall review with MFA's management and tax advisors the status of all tax returns, including open years and potential disputes. The Committee shall review with MFA's external auditors the adequacy of tax reserves included in MFA's consolidated financial statements.

11. On at least an annual basis, the Committee shall review with MFA's legal counsel, (a) any legal or regulatory matters that could have a significant impact on MFA's financial statements, (b) MFA's compliance with applicable laws and regulations and (c) inquiries received from regulators or governmental agencies.

12. The Committee shall review the status of significant litigation with MFA's legal counsel and external auditors, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

13. The Committee shall monitor and review MFA's compliance with applicable SEC and NYSE rules and regulations relating to, among other things, MFA's corporate accounting and reporting practices, the quality and integrity of MFA's consolidated financial statements, the performance, qualifications and independence of MFA's external auditors and the performance of MFA's internal audit function.

      C.    Internal Audit

14. To the extent applicable, the Committee shall review the function of MFA's internal audit department, its budget, organization, activities, independence and authority of its reporting obligations. The Committee shall, on a regular basis, review MFA's internal audit charter and compliance by MFA's internal audit department with applicable IIA standards. The Committee shall also review the appointment and replacement of MFA's senior internal auditing executive and the coordination of such activities with MFA's external auditors.

15. The Committee shall meet regularly, but in no event less than once every six months, with MFA's internal auditors in executive sessions without MFA's management present.

      D.    External Audit

16. The Committee shall hire and fire (subject, if applicable, to stockholder ratification) the external auditors to be used to audit the consolidated financial statements of MFA.

17. The Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by MFA's external auditors and evaluate the effect thereof on the independence of the external auditors. The Committee shall also review and evaluate the scope of all non-auditing services to be provided by MFA's external auditors in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the

SEC, FASB or other similar governing bodies. As necessary, the Committee shall consult with MFA's management regarding the engagement fees or terms of any such auditing or non-auditing services.

18. The Committee shall, at least annually, evaluate MFA's external auditors' qualifications, performance and independence and present a written report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the external auditors shall provide a written annual report to the Committee describing: (a) such external auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of such external auditors or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and
(c) in order to assess such external auditors' independence, all relationships between such external auditors and MFA. The Committee shall consult with MFA's management, its external auditors and/or personnel responsible for its internal audit function, as necessary, regarding this evaluation.

19. The Committee shall review and evaluate the qualifications, performance and independence of the lead partner of the external auditors, ensure that neither the lead partner nor the concurring partner of the external auditors serves, respectively, in that capacity for more than five years (or such other period as may be prescribed by rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies) and present its conclusions with respect to the independent auditors, including whether the audit firm itself should be changed periodically, to the Board.

20. The Committee shall meet with MFA's management and external auditors prior to commencement of the annual audit by such external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality. The Committee shall also meet with MFA's external auditors subsequent to completion of that audit for the purpose of reviewing the results.

21. The Committee shall obtain and review any written reports issued by MFA's external auditors regarding all critical accounting policies and practices MFA uses or expects to use, all alternative treatments of financial information within GAAP that have been discussed with MFA's management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors.

22. The Committee shall meet regularly, but in no event less than once every six months, with MFA's external auditors in executive sessions without MFA's management present. Among the items to be discussed at these meetings are the auditors' evaluation of MFA's financial, accounting and internal auditing personnel and the cooperation that the auditors received during the course of the audit, including any audit problems or difficulties, together with the responses of MFA's management thereto, any restrictions on the scope of such external auditors' activities and any disagreements with MFA's management. If applicable, such review may also include any accounting adjustments that were noted or proposed by such auditors but were "passed" (including similar adjustments that were passed because individually they were not material), any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, any "management" or "internal control" letter issued, or proposed to be issued, by such auditors to MFA and all other material written communications between the external auditors and the management of MFA.

      E.    Other Committee Activities

23. The Committee shall report to the Board on a regular basis.

24. The Committee shall serve as access for MFA's management, external auditors and internal auditors to the Board with respect to all matters within the scope of the Committee's duties.

25. In accordance with the applicable rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies, the Committee shall set clear policies for MFA's hiring of employees or former employees of MFA's external auditors. In addition, the Committee shall also conduct exit interviews with departing executive officers in order to evaluate MFA's corporate accounting and reporting practices.

26. The Committee shall establish, review and update periodically an orientation and training program for new Committee members, based upon the New Member Orientation Guidelines attached hereto as Exhibit A, and ensure continuing education and training for current Committee members.

27. The Committee shall conduct an annual evaluation of its own performance, including the performance of individual members, and confirm annually that all of the Committee's responsibilities set forth in this Charter have been performed.

28. The Committee shall annually review and assess this Charter. This Charter may be amended by the recommendation of the Committee and the approval of the independent members of the Board. All amendments will be reported to the Board.

IV.   Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by MFA's employees and stockholders regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of MFA of concerns regarding questionable accounting or auditing matters. The Committee shall investigate all matters brought to its attention within the scope of its duties, including the review of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities.

V.    Committee Powers

In the course of fulfilling its responsibilities and duties, the Committee shall be empowered (a) to initiate, if warranted, an investigation of any special situation, (b) to retain outside legal, accounting or other advisors and consultants without seeking approval from the Board if, in the Committee's judgment, it is appropriate and (c) to delegate to one or more of its members any responsibility or duty of the Committee, which by its nature is not required to be performed by the entire Committee. MFA shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to any external auditors employed to audit MFA's consolidated financial statements and any legal, accounting or other advisors and consultants employed by the Committee in carrying out its duties.

VI.   Meetings

The Committee shall meet at least four times annually or more frequently as the circumstances dictate. For each Committee meeting, the Committee will appoint a secretary to keep minutes of such meeting. After approval of each set of minutes by the Committee, the Committee will submit such minutes to the Board for review and will cause such minutes to be filed with the minutes of the Board.

VII.  Limitations on Scope

The Committee members shall serve on the Committee subject to the understanding on their part and the part of MFA's management, external auditors and internal auditors that:

1. The Committee members are not employees or officers of MFA and are not directly involved in MFA's daily operations and they will not serve as members of the Committee on a full-time basis.

2. The Committee members expect MFA's management, external auditors and internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

3. To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of MFA's Amended and Restated Articles of Incorporation which:

1. Together with MFA's By-laws, provide indemnification for their benefit; and,

2. To the fullest extent provided by law, provide that no director shall be liable to MFA or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                                              Please
                                                              Mark Here
                                                              for Address    |_|
                                                              Change or
                                                              Comments
                                                              SEE REVERSE SIDE

1.    Election of Directors.

      Nominees:
      01 Michael L. Dahir
      02 George H. Krauss

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "FOR" but cross out such nominee's name above.

                        FOR                     WITHHOLD
            the election of all nominees        AUTHORITY
                 listed to the left          to vote for all
                 (except as marked              nominees
                  to the contrary)         listed to the left

                        |_|                        |_|

2. AUDITORS. Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2003.

        FOR                     AGAINST                         ABSTAIN

        |_|                       |_|                             |_|

In their discretion as proxies, the members of the Board of Directors present at the Annual Meeting are hereby authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment or postponement thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 20, 2003 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that
costs normally associated with electronic delivery, such as usage and        |_|
telephone charges as well as any costs I may incur in printing documents, will be my responsibility.


Signature_______________________ Signature_______________________ Date__________

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day, May 19, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------            ------------------------------------            ---------------------
              Internet                                     Telephone                                    Mail
     http://www.eproxy.com/mfa                          1-800-435-6710
Use the Internet to vote your proxy.            Use any touch-tone telephone to                  Mark, sign and date
Have your proxy card in hand when               vote your proxy. Have your proxy                   your proxy card
you access the web site. You will be     OR     card in hand when you call. You will     OR              and
prompted to enter your control                  be prompted to enter your control                  return it in the
number, located in the box below, to            number, located in the box below,               enclosed postage-paid
create and submit an electronic                 and then follow the directions                        envelope.
ballot.                                         given.
------------------------------------            ------------------------------------            ---------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                                REVOCABLE PROXY

                         MFA MORTGAGE INVESTMENTS, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MFA MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 20, 2003 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      The undersigned hereby authorizes each member of the Board of Directors of MFA Mortgage Investments, Inc. (the "Company"), or his respective successor, in attendance at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting to be held at the Regency Hotel, 540 Park Avenue, New York, New York on Tuesday, May 20, 2003, at 10:00 a.m., New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

               (continued and to be signed on the reverse hereof)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________


________________________________________________________________________________

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

     You can now access your MFA Mortgage Investments, Inc. account online.

Access your MFA Mortgage Investments, Inc. stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, transfer agent for MFA Mortgage Investments, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

o     View account status

o     View certificate history

o     View book-entry information

o     View payment history for dividends

o     Make address changes

o     Obtain a duplicate 1099 tax form

o     Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o     SSN or Investor ID

o     PIN
                        -------------
o     Then click on the Establish PIN button
                        -------------

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o     SSN or Investor ID

o     PIN
                        ------
o     Then click on the Submit button
                        ------

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o     Certificate History

o     Book-Entry Information

o     Issue Certificate

o     Payment History

o     Address Change

o     Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time